Form 4 Joint Filer Information

Name: Jacques Chatain

Address: c/o Auriga Partners
  18, avenue Matignon
  Paris France  75008

Designated Filer: European Medical Ventures

Issuer & Ticker Symbol: Icagen, Inc. (ICGN)

Date of Event Requiring Statement:  February 8, 2005

Signature:  /s/  Jacques Chatain
  Jacques Chatain